UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2017

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Lindenwood Drive, Suite 400

Malvern, PA 19355

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2017, Aclaris Therapeutics, Inc. (the “Company”) entered into a Sublease Agreement (the “Sublease”) with Auxilium Pharmaceuticals, LLC, a Delaware limited liability company (the “Sublandlord”), under which the Company will lease 33,019 square feet of space for its corporate headquarters to be located at 640 Lee Road, Wayne, Pennsylvania 19087.

Subject to the consent of Chesterbrook Partners, LP (the “Landlord”) as set forth in the Lease by and between Sublandlord and the Landlord (the “Lease”), the term of the Sublease will begin on December 1, 2017 and expire on October 31, 2023. If for any reason the Lease is terminated or expires prior to October 31, 2023, the Sublease will automatically terminate.

Under the Sublease, base rent for the period from December 1, 2017 through February 28, 2018 shall be abated, after which the Company will pay an initial base rent of $46,555.25 per month for the period through February 28, 2019.  Beginning March 1, 2019, the monthly base rent will increase annually as specified in the Sublease. In addition, the Company will pay its pro rata share of the annual operating expenses associated with the premises, calculated as set forth in the Sublease.

The foregoing is a summary description of certain terms of the Sublease, is not complete and is qualified in its entirety by reference to the text of the Sublease, a copy of which is attached as Exhibit 10.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Sublease, dated November 2, 2017, by and between the Company and Auxilium Pharmaceuticals, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Frank Ruffo
Date: November 6, 2017		Frank Ruffo Chief Financial Officer